UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 16, 2009

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-28167	52-2126573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

600 Telephone Ave, Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	907 - 297 – 3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of Material Definitive Agreement.

On October 16, 2009, Alaska Communications Systems Group, Inc. (the “Company”) employees represented by the International Brotherhood of Electrical Workers Local Union 1547 (“IBEW”) voted against ratifying the tentative agreement between the Company and IBEW. The existing agreement remains in effect until December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2009	Alaska Communications Systems Group, Inc.

/s/ Leonard A. Steinberg
Leonard A. Steinberg
Corporate Secretary